EXHIBIT 1.1

ENERGY & EXPLORATION PARTNERS, INC.

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2012

CANACCORD GENUITY INC.

JOHNSON RICE & COMPANY L.L.C.

As Representative of the several Underwriters

named in Exhibit A hereto

c/o Canaccord Genuity Inc.

99 High Street, 12th Floor

Boston, MA 02110

Ladies and Gentlemen:

Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company named in Exhibit A-2 hereto (collectively, the “Selling Stockholders” and each a “Selling Stockholder”), each confirms his, her or its respective agreement with each of the Underwriters named in Exhibit A-1 hereto (collectively, the “Underwriters” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Canaccord Genuity Inc. (“Canaccord”) and Johnson Rice & Company L.L.C. (“Johnson Rice”) are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the sale severally by the Selling Stockholders of an aggregate total of [•] shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Exhibit A-2 hereto), the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A-1 hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

As used in this Agreement, the following terms have the respective meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Applicable Time” means [ • ] (New York time) on [ • ], 2012.

“Capital Stock” means any Common Stock, Preferred Stock and other capital stock of the Company.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-183808), as amended (if applicable), at the time it became effective, including the Rule 430A Information.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d) (8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits G and H hereto, in each case in the form furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than any Issuer Pricing Free Writing Prospectus) listed in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.

“Issuer Pricing Free Writing Prospectus” means any Issuer Free Writing Prospectus that reflects, among other things, the initial public offering price of the Securities and that is listed in Exhibit H hereto.

“Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, claim, defect or other restriction on equity of any kind.

“Lock-Up Shares” of a person means shares of Capital Stock, or any options or warrants to purchase any shares of Capital Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Capital Stock, whether now owned or hereinafter acquired, owned directly by such person (including holding as a custodian) or with respect to which such person has beneficial ownership within the rules and regulations of the SEC.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its certificate of incorporation (or applicable equivalent) and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s blank check preferred stock.

“preliminary prospectus” means the Statutory Prospectus and any other prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective or that omitted the Rule 430A Information or that was captioned “Subject to Completion.”

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Statutory Prospectus” means the preliminary prospectus dated [•], 2012, relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“Subsidiary” or “Subsidiaries” means the direct and indirect subsidiaries of the Company, which are set forth on Exhibit B to this Agreement.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Statutory Prospectus, any other preliminary prospectus, any General Disclosure Package or the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriters outside of the United States.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective filing dates, at the Closing Date, at any Option Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173(d)), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Exhibit F hereto, all considered together (collectively, the “First General Disclosure Package”), nor (b) if applicable, any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the Issuer Pricing Free Writing Prospectus, all considered together (collectively, the “Second General Disclosure Package”; the First General Disclosure Package and the Second General Disclosure Package (if any) are hereinafter called, collectively, the “General Disclosure Packages” and, individually, a “General Disclosure Package,” provided that, if an Issuer Pricing Free Writing Prospectus is not prepared in connection with the offering contemplated by this Agreement, then all references to the “Second General Disclosure Package” shall be disregarded and all references to the “General Disclosure Packages” and any “General Disclosure Package” shall be deemed to mean the First General Disclosure Package, mutatis mutandis), nor (c) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the First General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the two immediately preceding paragraphs shall not apply to Underwriter Information and Selling Stockholder Information. “Underwriter Information” shall mean the written information furnished to the Company in writing by any Underwriter for use in the Prospectus and set forth in the “blood letter” from the Underwriters to the Company dated the Closing Date; it being understood and agreed upon that the Underwriter Information consists solely of the statements set forth in the first paragraph under the heading “Underwriting,” and the paragraphs under the section entitled “Underwriting—Price Stabilization, Short Positions and Penalty Bids,” in each ease, in the Prospectus. “Selling Stockholder Information” shall mean the written information furnished to the Company in writing by any Selling Stockholder for use in the Prospectus, it being understood and agreed upon that the only such information furnished by such Selling Stockholder consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder and (B) the other information with respect to such Selling Stockholder (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders.”

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 in connection with the offering of the Securities (including, without limitation, the Statutory Prospectus and the Prospectus) complied and will comply when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto and the copies of the Statutory Prospectus, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, or in the case of the Initial Registration Statement, delivered confidentially to the Commission in .pdf format, except to the extent permitted by Regulation S-T.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Statutory Prospectus or the Prospectus or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Representative’s consent. The first two sentences of this paragraph do not apply to Underwriter Information or Selling Stockholder Information.

At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, as of the earliest time after the effective date of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

(2) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Initial Securities, any offering material in connection with the offering or sale of the Initial Securities other than the Registration Statement, the preliminary prospectus, any Issuer Free Writing Prospectuses reviewed and consented to by the Representatives and included in Exhibit G hereto, and the Prospectus.

(3) Independent Accountants. Hein & Associates LLP (the “Accountants”) who have reported on the financial statements and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus are independent public accountants with respect to the Company and the Subsidiaries as required by the 1933 Act and the 1933 Act Regulations and by Rule 3600T of the Public Accounting Oversight Board. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time) and as preapproved in accordance with the requirements set forth in Section 10A of the 1934 Act, the Accountants have not engaged in any “prohibited activities” (as defined in Section 10A of the 1934 Act) on behalf of the Company.

(4) Financial Statements. The financial statements of the Company and the Subsidiaries (including the predecessor companies of the Company) included in the Registration Statement, the General Disclosure Packages and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and the Subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and the Subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act

Regulations. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Packages and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Statutory Prospectus and the Prospectus under the captions “Summary Historical and Pro Forma Combined Financial Data” and “Selected Combined Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus. The pro forma financial statements and the related notes and the pro forma and pro forma as adjusted financial information and related notes included in the Registration Statement, the General Disclosure Packages and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the pro forma information appearing in the Statutory Prospectus and the Prospectus under the caption “Summary Historical and Pro Forma Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus. Any information contained in the Registration Statement, any General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. No other financial statements or schedules of the Company are required by the 1933 Act or the 1933 Act Regulations to be included in the General Disclosure Package or the Prospectus.

(5) Reorganization.

(i) The Company’s corporate reorganization (the “Reorganization”) as described in the Registration Statement, the General Disclosure Packages and the Prospectus under the caption “Certain Relationships and Related Party Transactions—Corporate Reorganization” was consummated on or before August 22, 2012, on the terms described in the Statutory Prospectus and the Prospectus.

(ii) With respect to the Reorganization, (a) it was not necessary in connection with the offer, sale and delivery of the securities offered in connection therewith to register such securities under the 1933 Act; (b) neither the Company, any Subsidiary, nor any affiliate (as defined in Rule 501(b) or Regulation D under the 1933 Act) of the Company or any Subsidiary has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration under the 1933 Act of the offering of such security; and (c) none of the Company, any Subsidiary, any affiliate of the Company or any Subsidiary, or any person acting on its or their behalf has offered or sold the securities offered in connection therewith by any means of any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Packages and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated in the Registration Statement, the General Disclosure Packages and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs, properties or business prospects of the Company and the Subsidiaries, considered as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company or any Subsidiaries that are material with respect to the Company and the Subsidiaries, considered as a whole, and (C) there has not been any dividend or distribution of any kind authorized, declared, paid or made by the Company on any class of its Capital Stock.

(7) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Packages and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly licensed or qualified as a foreign corporation to transact business and is in good standing in the State of Texas, which is the only jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to obtain such licensing or qualification would not result in a Material Adverse Effect.

(8) Good Standing of Subsidiaries. The only subsidiaries of the Company are the Subsidiaries. The Company owns directly or indirectly all outstanding equity interests of the Subsidiaries. The Subsidiaries have been duly organized and are validly existing as partnerships or limited liability companies, as the case may be, each in good standing under the laws of the State of Delaware and the State of Texas, as the case may be, have the limited liability company or limited partnership power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the General Disclosure Packages and the Prospectus and are duly licensed or qualified as foreign partnerships or limited liability companies to transact business and are in good standing in each jurisdiction in which the nature of the activities conducted by each such Subsidiary or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure obtain such licensing or qualification would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Packages and the Prospectus, all of the issued and outstanding partnership or membership interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned, free and clear of any Lien. None of the outstanding shares of capital stock or other similar interests of any of the Subsidiaries were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company, any Subsidiary or any other person.

(9) Capitalization. The Company has the authorized capitalization as set forth in each of the Statutory Prospectus and the Prospectus, and all of the shares of issued and outstanding Capital Stock of the Company (including the Securities to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Capital Stock contained in the General Disclosure Package and the Prospectus. None of the outstanding shares of Capital Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company, any Subsidiary or any other person. Following the issuance of the Initial Securities, the capitalization of the Company shall be as set forth in the section titled “Capitalization” of the Prospectus under the column “Pro Forma As Adjusted.”

(10) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(11) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Securities to be sold by the Company, free and clear of any Liens.

(12) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(13) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Packages and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(14) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its respective Organizational Documents, (ii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except solely with regard to (ii) and (iii) for such defaults that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the consummation of the Reorganization and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Packages and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, (i) result in any violation of the provisions of the Organizational Documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or default of any Company Documents, (iii) result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any Company Documents, (iv) give any other party the right to terminate its Obligations under, or result in the acceleration of, any obligation under any Company Document or (v) result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations. To the knowledge of the Company, without investigation, no other party under any Company Documents to which it is a party is in default in any material respect thereunder or has given written, or to the knowledge of the officers and directors of the Company, oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel, or refuse to renew any Company Document. The disclosures included in the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any Subsidiary that, in any such case, may reasonably be expected to have a Material Adverse Effect.

(16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective directors, managers or officers in their capacity as such that is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof (considered as a whole), the consummation of the transactions contemplated in this

Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Statutory Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect. None of the Company and the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any material authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company or any Subsidiary by any governmental agency having jurisdiction over the Company or any Subsidiary or any of their respective businesses or operations.

(17) Accuracy of Descriptions and Exhibits. The information in the Statutory Prospectus and the Prospectus under the captions “Prospectus Summary—Implications of Being an Emerging Growth Company,” “Risk Factors,” “Business—Regulation of the Oil and Natural Gas Industry,” “Description of Capital Stock,” “Shares Eligible for Future Resale,” “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Packages and the Prospectus of any Company Documents are accurate in all material respects; and there are no contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(18) Overriding Royalty Interests. With regard to the oil and gas properties of the Company and each Subsidiary (the “Properties”), except with regard to the Disclosed Overrides, (i) no director, executive officer or key employee of the Company or any Subsidiary or any immediate family member of the foregoing owns any overriding royalty interest in the Properties and (ii) none of the Company, any Subsidiary or any person acting on behalf of the Company or any Subsidiary has an obligation to or plans to grant to any director, executive officer or key employee of the Company or any Subsidiary any overriding royalty interest in the Properties. For purposes of this paragraph, “Disclosed Overrides” shall mean the overriding royalty interests disclosed in the Statutory Prospectus and the Prospectus under the caption “Certain Relationships and Related Party Transactions” that would otherwise be subject to (i) and (ii) above, and “immediate family member” shall mean the spouse and natural and adopted children of an individual. The description of the Disclosed Overrides in the Statutory Prospectus and the Prospectus is accurate and complete and contains no material misstatements or omissions.

(19) Possession of Intellectual Property. Except as set forth in the Registration Statement or the Prospectus, the Company and the Subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) described in the General Disclosure Packages and the Prospectus as being necessary to carry on, or otherwise used or held for use in connection with, their businesses as described in the General Disclosure Packages and the Prospectus and as proposed to be conducted as described in the General Disclosure Packages and the Prospectus (collectively, the “Company Intellectual Property”); and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted Intellectual Property of others by any Company Intellectual Property or of any facts or circumstances that would render any Company Intellectual Property invalid, unenforceable or inadequate to protect the interests of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, unenforceability or inadequacy, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee. Each agreement and instrument (each, a “License Agreement”) pursuant to which any Company Intellectual Property is licensed to the Company or any Subsidiary is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable Subsidiary, as the case may be, enforceable against the Company or the applicable Subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company or any Subsidiary are in compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in compliance with all of their respective obligations thereunder; no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any Subsidiary thereunder, to exercise any of such party’s remedies thereunder, or to take any action that could reasonably be expected to have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any Subsidiary has received any notice of default, breach or non-compliance under any License Agreement.

(20) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, in each case, is necessary or required for the execution, delivery or performance by the Company of this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder or for the consummation of any other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Packages and the Prospectus, except such as have been or will be obtained or made under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations or such as may be required under state securities laws.

(21) Possession of Licenses and Permits. The Company and each Subsidiary possesses all governmental and other regulatory permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses as contemplated in the General Disclosure Package and the Prospectus; the Company and each Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses except where the failure to comply would not result in a Material Adverse Effect. The Governmental Licenses are valid and in full force and effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(22) Title to Property. The Company and each Subsidiary has (i) legal, good and marketable title to all of the interests in oil and gas properties described in the General Disclosure Package and the Prospectus and (ii) legal, good and marketable title in fee simple to all other real and personal property and assets owned by any of them, in each case, free and clear of all Liens except (A) such as are described in the Registration Statement, the General Disclosure Packages and the Prospectus (B) Liens under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (C) such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, or the Subsidiaries; all other real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and any Subsidiary, and all such leases and subleases are in full force and effect; and neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, or any Subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any Subsidiary, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company reflect the rights of the Company to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Prospectus, and the care taken by the Company with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. With respect to interests in oil and gas leases obtained by or on behalf of the Company that have not yet been drilled or included in a unit for drilling, the Company or its agents have carried out such title investigations in accordance with the practices customary in the oil and gas industry in the areas in which the leased properties are located. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, and (ii) there are no material claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties.

(23) Investment Company Act. The Company is not, and upon the sale of the Securities to the Underwriters as herein contemplated and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds,” the Company will not be, an “investment company” as defined in the 1940 Act.

(24) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Packages and the Prospectus and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company, the Subsidiaries, nor their respective operations or properties are in violation of and do not have any liability under any federal, state, local or foreign law, rule, code, regulation or rule of common law, or decision or order of any domestic or foreign governmental agency, governmental body or court relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary (D) the Company does not own, occupy, operate or use any real property contaminated with Hazardous Materials, (E) the Company is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Materials in the environment, and (F) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(25) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for (i) such rights that have been duly waived in writing or have expired and (ii) such rights of the Selling Stockholders exercised in connection with the offering of Securities contemplated by this Agreement; and the Company has given all notices required by, and has otherwise complied with its obligations or has received written waivers from all relevant parties of any failure on its part to give any such notice or comply with any such obligation under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(26) Parties to Lock-Up Agreements. Each holder of Lock-Up Shares listed on Exhibit C-1 and each of the Company’s directors and officers listed on Exhibit C-2 has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. All outstanding stock options issued by the Company provide, and all stock options that may be issued by the Company at any time during the Lock-Up Period (as defined below) will provide, in each case pursuant to written stock option agreements or similar agreements executed and delivered by the holders of such stock options, that the holders of such stock options will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any shares of Common Stock or other securities of the Company owned by such holders, during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of the Representatives.

(27) Stop Transfer Instructions. The Company has, with respect to its Lock-Up Shares (other than Securities to be sold pursuant to this Agreement) and the Lock-Up Shares of other Lock-Up Parties provided written directions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such Lock-Up Shares during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(28) Stock Exchange Listing. The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE.

(29) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and/or FINRA Rule 5121 is true, complete and correct.

(30) Tax Returns. The Company and the Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, in each case except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable Financial Statements in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(31) Insurance. The Company and the Subsidiaries are insured by insurers of reasonably rated financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause with respect to any material claim; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(32) Disclosure Controls and Procedures. The Company and the Subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act), that (A) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(33) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company and the Subsidiaries maintain an effective system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s or any Subsidiary’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s or any Subsidiary’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or any Subsidiary’s internal control over financial reporting. The Company and each Subsidiary makes and keeps accurate books and records.

(34) Accounting Policies. The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the General Disclosure Package and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(35) Compliance with the Sarbanes-Oxley Act. From and after the date of the initial filing of the Registration Statement, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and the rules and regulations of the Commission promulgated thereunder.

(36) Off-Balance Sheet Transactions. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(37) Absence of Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons (as such term is defined in Rule 12b-2 of the 1934 Act) has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price, under the 1933 Act or otherwise, of any security of the Company, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Securities on the NYSE in accordance with Regulation M.

(38) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, any General Disclosure Package or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, any General Disclosure Package or the Prospectus accurately reflects in all material respects the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives. The Company has obtained the written consent to the use of such data from such sources to the extent required.

(39) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company nor any Subsidiary is aware of or has taken or will take any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and each Subsidiary and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith and has maintained, and will continue to maintain, books and records as required thereby.

(40) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, to its knowledge, directly or indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(41) Money Laundering Laws. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(42) Lending Relationship. Except for the Credit Agreement dated as of June 26, 2012, among Energy & Exploration Partners, LLC, the lenders party thereto and Guggenheim Corporate Funding, LLC, as Administrative Agent, as amended through the date hereof, neither the Company nor any Subsidiary has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any of the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to any Underwriter or any affiliate of any Underwriter.

(43) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(44) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any Subsidiary or, to the knowledge of the Company, any other person that are required to be described in the Statutory Prospectus or the Prospectus that have not been described as required.

(45) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no failure to satisfy the minimum funding standard under of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(46) Sales of Unregistered Securities. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(47) Integration of Other Offerings. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(48) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(49) Testing-the-Waters Communications. The Company has not alone engaged in any Testing-the-Waters Communication and has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Exhibit J hereto. As of the Applicable Time, any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

(50) Controlled Company. The Company does not currently intend to rely upon the exemptions to the independence standards of NYSE available for a “controlled company” (as such term is defined in Section 303A of the NYSE Listed Company Manual).

(b) Representations and Warranties by the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to each Underwriter and the Company as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof and agrees with each Underwriter, as follows:

(1) Authorization of Agreements. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”) and the Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and the Custody Agreement of such Selling Stockholder and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

(2) Custody Agreement; Power of Attorney. Certificates in negotiable form representing all of the Securities to be sold by such Selling Stockholder hereunder have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Stockholder to [•], as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered the Power of Attorney appointing the persons indicated in Exhibit A-2 hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to agree to the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. The Custody Agreement and the Power of Attorney of such Selling Stockholder are valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(3) Absence of Defaults and Conflicts. The execution, delivery and performance of the Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and the compliance by such Selling Stockholder with his or her obligations under the Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject or (ii) result in a violation of applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder.

(4) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any creditor of such Selling Stockholder, (C) no waiver or consent under any agreement to which such Selling Stockholder is a party, and (D) no authorization, approval, vote or other consent of any other person or entity, in each case, is necessary or required for the execution, delivery or performance by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement of such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and the Power of Attorney and the Custody Agreement of such Selling Stockholder in connection with the Securities to be sold by such Selling Stockholder hereunder.

(5) Title to Securities. Except as restricted pursuant to the terms of each Selling Stockholders’ Restricted Stock Award Agreement until the Closing Date, such Selling Stockholder has, and immediately prior to the Closing Date such Selling Stockholder will have, good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any Liens; and, upon delivery of such Securities and payment therefor pursuant hereto, good and valid title to such Securities, free and clear of all Liens, will pass to the several Underwriters who have purchased such Securities in good faith and without notice of any such Lien or any other adverse claim within the meaning of the Uniform Commercial Code.

(6) Lock-Up Agreements. On or prior to the date of the Statutory Prospectus, such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a lock-up agreement in the form attached as Exhibit D hereto.

(7) Absence of Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(8) Registration Statement and Prospectus Information. The Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided the representations in this Section 1(b)(8) are limited to any statements or omissions made in the Registration Statement, any Statutory Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus that are made in reliance upon and in conformity with Selling Stockholder Information.

(9) Irrevocable Obligations. The Securities represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated or if any other such event should occur, before the delivery of the Securities to be sold by such Selling Stockholder hereunder, certificates representing the Securities to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination or other event.

(10) No Free Writing Prospectuses. Such Selling Stockholder represents that he, she or it has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus,” as such term is defined in Rule 405 of the 1933 Act, and represents that it has not distributed any written materials in connection with the offer or sale of the Securities.

(11) Inside Information. Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of the Subsidiaries that is not disclosed in the Issuer Pricing Free Writing Prospectus to sell its Securities pursuant to this Agreement.

(12) Tax Reporting. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Closing Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and each

Selling Stockholder agrees to sell to the Underwriters, severally and not jointly, all of the Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each of the Selling Stockholders the respective number of Initial Securities set forth opposite the name of such Underwriter on Exhibit A-1 hereto, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of $[ • ] per share (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to [ • ] Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above, for the sole purpose of covering over-allotments in connection with the sale of the Initial Securities; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions payable or paid by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made to each of the Company and the Custodian by Federal Funds wire transfer against delivery of the Initial Securities to the Underwriters through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made by 10:00 A.M. (New York City time) on [•], 2012 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Date”). Deliveries of the documents described in Section 5 shall be made at the offices of Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, Texas 77002 at [9:00 A.M.] (Houston, Texas time) on the Closing Date.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters from the Company, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 10:00 A.M. (New York City time) in the manner described above at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company and the Custodian by wire transfer of immediately available funds to the bank account designated by each of the Company and the Custodian, as applicable, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its respective account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than noon (New York City time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, and when the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto shall have been filed, (ii) of the receipt by the Company or any representative of the Company of any comments or other communication from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Statutory Prospectus, any other preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission or by any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the commencement of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) of the happening of any event during such period as a prospectus is (or, but for the exemption in Rule 172 of the 1933 Act, would be) required by law to be delivered (the “Prospectus Delivery Period”) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus, in order to make the statements therein not misleading and (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or (without limitations the provisions of Section 3(f) of this Agreement) any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to each of the Representatives and counsel for the Underwriters, without charge, [two] signed copies of the Initial Registration Statement and any Rule 462(b) Registration Statement as originally filed, including financial statements and schedules, and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, but without exhibits.

(d) Undertakings. The Company and the Subsidiaries shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(e) Delivery of Prospectuses. Prior to [10:00] a.m., New York City time, on the business day next succeeding the date of this Agreement, and thereafter from time to time during the Prospectus Delivery Period, the Company shall deliver to each Underwriter, without charge, as many copies of the Statutory Prospectus, each other preliminary prospectus and any Issuer Free Writing Prospectuses prepared prior to the date of this Agreement and amendments or supplements thereto prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, such number of copies of the documents constituting any General Disclosure Package, any Issuer Free Writing Prospectuses prepared on or after the date of this Agreement and the Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. The Company consents to the use of any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for the Prospectus Delivery Period.

(f) Permitted Free Writing Prospectuses. Each of the Company and each Selling Stockholder, severally and not jointly, represents, warrants and agrees that, unless it obtains the prior consent of the Representatives; each Selling Stockholder represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Representatives; and each Underwriter, severally and not jointly, represents, warrants and agrees that, unless it obtains the prior consent of the Company, he, she or it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G or Exhibit H hereto are Permitted Free Writing Prospectuses.

(g) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or it is necessary, in the judgment of the Representatives or counsel for the Underwriters or for the Company, to amend or supplement the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order that such General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the judgment of the Representatives or such counsel, at any such time to amend or supplement the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (i) notify the Representatives of any such event or condition, and (ii) prepare and file with the Commission, subject to Section 3(b) hereof such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such General Disclosure Package or the

Prospectus comply with such requirements, and the Company will furnish at its own expense to the Underwriters and to dealers such number of copies of such amendment or supplement as the Underwriters or dealers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Company will, subject to Section 3(b) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment supplement or new registration statement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(h) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Representatives and counsel to the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representatives, and each other Underwriter who may so request, copies of such financial statements, other periodic and special reports and other communications (financial or other) as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Representatives, and each other Underwriter who may so request, a copy of each annual or other report it shall be required to file with the Commission.

(j) Availability of Earnings Statements. The Company will make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(k) Use of Proceeds. The Company will use the net proceeds received by it from the offering and sale of the Securities in the manner specified in the Statutory Prospectus and the Prospectus under “Use of Proceeds.”

(l) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(m) Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of the Prospectus (such period, as the same may be extended pursuant to the provisions set forth in the next sentence, is hereinafter called the “Lock-Up Period”), the Company will not, and shall cause each of its directors and officers listed on Exhibit C-2 hereto and each holder of any Lock-Up Shares listed in Exhibit C-1 hereto to enter into agreements with the Representatives in the form set out in Exhibit D (each of the Company and each person entering into such agreements, a “Lock-Up Party”), to the effect that they shall not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Lock-Up Shares,

(ii) engage in any hedging or other transaction that is designed to or reasonably expected to lead to, or result in, a sale or disposition of Lock-Up Shares even if such shares would be disposed of by someone other than the Lock-Up Party. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option or any swap or other arrangements that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Shares) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares, or

(iii) file or cause the filing of any registration statement under the 1933 Act with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock (other than (x) any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement and (y) any registration statements filed on Form S-8 to register Capital Stock to be issued pursuant to the Energy & Exploration Partners, Inc. 2012 Stock Incentive Plan,

whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise. Moreover, notwithstanding anything contained herein to the contrary, if

(2) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(3) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 3(m) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Representatives waive, in writing, such extension. In the event of any extension of the Lock-Up Period pursuant to the immediately preceding sentence, the Company shall notify the Representatives and each Lock-Up Party of such extension as promptly as practicable and in any event prior to the last day of the Lock-Up Period prior to giving effect to such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(1) issue Securities to the Underwriters pursuant to this Agreement,

(2) [issue up to [•] shares of Common Stock as restricted stock subject to vesting to [•] in the ordinary course of business pursuant to the Energy & Exploration Partners, Inc. 2012 Stock Incentive Plan, as such plan is in effect on the date of this Agreement, and

(3) issue shares of Common Stock upon the exercise of [identify specific options, warrants or convertible securities] outstanding on the date of this Agreement and as in effect on the date of this Agreement, provided, however, that in the case of any issuance described in clause (2) or (3) above, it shall be a condition to the issuance that either (a) solely in the case of an option to purchase shares, the terms of such option shall expressly provide that it is not exercisable during the Lock-Up Period (including any extension thereof), and the Company agrees that it will not cause or permit the exercise of such option during the Lock-Up Period (including any extension thereof), or (b) the Company shall, prior to issuing any such Shares, options or other equity incentives, require the recipient thereof to execute and deliver a lock-up agreement substantially in the form of Exhibit D hereto, which shall be addressed to Canaccord and Johnson Rice, as Representatives of the Underwriters, and otherwise satisfactory to them in form and substance, and the Company shall deliver a copy of such lock-up agreement to the Representatives, not later than the business day on which it is executed and delivered, at the facsimile number and address set forth in Section 11 hereof, and shall deliver the executed original of such lock-up agreement to the Representatives, at the address set forth in Section 11 hereof, not later than the third business day after such execution].

(n) Release or Waiver of Lock-Up. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 1(a)(26) for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit I hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

(o) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(p) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Pricing Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file the Prospectus and any such Issuer Pricing Free Writing Prospectus with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(q) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company will, and shall cause the Subsidiaries to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each Subsidiary to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(r) Compliance with Emerging Growth Company Testing the Waters under the Securities Act. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the Lock-Up Period referred to in Section 3(m) hereof. Furthermore, if at any time following the distribution of any Written Testing-the-Waters Communication with respect to the Emerging Growth Company status of the Company there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives, all costs and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Statutory Prospectus, any other preliminary prospectus, any Permitted Free Writing Prospectus, the documents constituting each General Disclosure Package, the Prospectus, and all amendments and supplements to each such document (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, including any dealer agreements or Underwriters’ questionnaires, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the preparation and filing of the registration statement on Form 8-A relating to the Common Stock, (v) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Selling Stockholders, (vi) the qualification or exemption of the Securities under securities or Blue Sky laws in accordance with the provisions of Section 3(h) hereof including filing fees and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vii) the printing and delivery (including costs of shipping, mailing and courier) to the Underwriters of any copies as may be requested of the Statutory Prospectus, any other preliminary prospectus, any Permitted Free Writing Prospectus, the documents constituting each General Disclosure Package, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (ix) the fees and expenses of the Custodian, the Attorneys-in-Fact and the transfer agent and registrar for the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the costs and expenses relating to investor presentations and any road show undertaken in connection with the marketing of Securities, including, without limitation, expenses associated with the production of road show slides and graphics and any electronic road shows, fees and expenses of any consultants engaged in connection with the road show presentation or any persons or entities engaged to host any electronic road show, travel and other travel expenses and lodging expense of the representatives and officers of the Company and any such consultants and the Underwriters, (xii) the fees and expenses incurred in connection with the listing or quotation of the Securities on the NYSE or other national and foreign exchanges and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by any Underwriter where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 2(a)(1) of this Agreement. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in connection with the performance of their activities under this Agreement, including travel, legal, document production and distribution and database and research expenses and the reasonable fees and disbursements of independent counsel retained by the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Initial Securities on the Closing Date and the Option Securities on each Option Closing Date shall be subject, in the discretion of the Representatives, to (i) the condition that all representations and warranties and other statements of the Company and the Selling Stockholders contained in this Agreement or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof are true and correct; (ii) the condition that the Company and the Selling Stockholders shall have performed all of their covenants and other obligations hereunder to be performed; and (iii) the following additional conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any Rule 462(b) Registration Statement shall have become effective not later than [6:00 p.m.], New York City time, on the date of this Agreement and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. After the date hereof, no amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(b) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time) no Material Adverse Effect shall have occurred that in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered.

(c) Opinions of Counsel for Company and the Selling Stockholders. At the Closing Date and any Option Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date or Option Closing Date, as the case may be, of Bracewell & Giuliani LLP, counsel for the Company and the Selling Stockholders, in form and substance satisfactory to the Representatives and counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Closing Date and any Option Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date or the Option Closing Date, as the case may be, of Mayer Brown LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters, with respect to the Securities to be sold by the Company and the Selling Stockholders pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Packages and the Prospectus and any

amendments or supplements thereto and such other matters as the Representatives may reasonably request. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdiction other than the law of the State of New York, the State of Texas, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives.

(e) Officers’ Certificate. At the Closing Date and any Option Closing Date the Representatives shall have received a certificate of the Chairman of the Board and Chief Executive Officer of the Company or President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Date or the Option Closing Date, as the case may be, to the effect that (i) each signer of such certificate has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus; (ii) there has been no Material Adverse Effect, (iii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date or the Option Closing Date, as the case may be, (iv) the Company has duly, timely and fully complied with all agreements and duly, timely and fully satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date or the Option Closing Date, as applicable, under or pursuant to this Agreement, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from the Accountant a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information of the Company contained in the Registration Statement, the Statutory Prospectus, any Issuer General Use Free Writing Prospectuses, any Issuer Pricing Free Writing Prospectus and the Prospectus and any amendments or supplements thereto.

(g) Bring-down Comfort Letters. At the Closing Date and any Option Closing Date, the Representatives shall have received from the Accountant a letter, dated as of Closing Date or the Option Closing Date, as the case may be, and in form and substance satisfactory to the Representatives, to the effect that it reaffirms the statements made in the letter furnished pursuant to paragraph (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date or Option Closing Date, as the case may be.

(h) Approval of Listing. At Closing Date and any Option Closing Date the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C-1 and Exhibit C-2 hereto, which agreements shall be in full force and effect on the Closing Date.

(j) Compliance with Blue Sky Laws. The Securities shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and any Option Closing Date.

(k) Company Certificates. Each of the Company and each Selling Stockholder shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the General Disclosure Package or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company and the Selling Stockholders of their obligations hereunder, as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives or as to any other matters related to the issuance and sale of the Securities.

(l) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Additional Documents. At the Closing Date and at any Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and Selling Stockholders in connection with the issuance, if applicable, and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled and is not waived in writing by the Representatives, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any termination of this Agreement, Sections 1 (Representations and Warranties) (if the purchase of the Initial Securities is consummated), 6 (Indemnification), 7 (Contribution), 8 (Representations, Warranties and Agreements to Survive Delivery), 13 (Governing Law and Time), 14 (Effect of Headings), 15 (Counterparts), 16 (Survival of Provisions Upon Invalidity of Any Single Provision), 17 (Waiver of Jury Trial), 18 (Titles and Subtitles) and 19 (Entire Agreement) hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the several Underwriters to purchase any Option Securities on an Option Closing Date which is after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, members, directors, officers, employees, counsel and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties, or between any indemnified party and any third party, or otherwise, or any claim asserted) whatsoever under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in (i) the Statutory Prospectus, (ii) any other preliminary prospectus, (iii) any Issuer Free Writing Prospectus, (iv) any General Disclosure Package, (v) any Written Testing-the-Waters Communication, (vi) Prospectus (or any amendment or supplement thereto), (vii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any “road show” (as defined in Rule 433 under the 1933 Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (viii) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Common Stock under the securities laws of any state or other jurisdiction (a “Blue Sky Application”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters, reasonably incurred) in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any Underwriter Information or Selling Stockholder Information furnished for use in the Registration Statement (or any amendment thereto), or any written information in (i) the Statutory Prospectus, (ii) any other preliminary prospectus, (iii) any Issuer Free Writing Prospectus, (iv) any General Disclosure Package, (v) any Written Testing-the-Waters Communication, (vi) Prospectus (or any amendment or supplement thereto), (vii) any Marketing Materials, or (viii) any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein and set forth in the “blood letter” from the Underwriters to the Company dated the Closing Date. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, counsel and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or (i) the Statutory Prospectus, (ii) any other preliminary prospectus, (iii) any Issuer Free Writing Prospectus, (iv) any General Disclosure Package, (v) any Written Testing-the-Waters Communication, (vi) Prospectus (or any amendment or supplement thereto), (vii) any Marketing Materials, or (viii) any Blue Sky Application in reliance upon and in conformity with the Selling Stockholder Information of such Selling Stockholder. This indemnity agreement will be in addition to any liability that the Selling Stockholders might otherwise have.

(c) Indemnification by the Underwriters. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Stockholders against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or (i) the Statutory Prospectus, (ii) any other preliminary prospectus, (iii) any Issuer Free Writing Prospectus, (iv) any General Disclosure Package, (v) any Written Testing-the-Waters Communication, (vi) Prospectus (or any amendment or supplement thereto), (vii) any Marketing Materials, or (viii) any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein and set forth in the “blood letter” from the Underwriters to the Company dated the Closing Date. This indemnity agreement will be in addition to any liability that the Underwriters might otherwise have.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Representatives; counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company; and counsel to the Selling Stockholders shall be selected by the Selling Stockholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for (i) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (ii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or (iii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; in the case each of (i)-(iii) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (a) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (b) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the total net proceeds from the offering received by such Selling Stockholder exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary, as applicable, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Selling Stockholder and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or any General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the general economic, political or financial conditions in the United States or the international financial conditions, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that, in the case of any termination of this Agreement, Sections 1 (Representations and Warranties) (if the purchase of the Initial Securities is consummated), 6 (Indemnification), 7 (Contribution), 8 (Representations, Warranties and Agreements to Survive Delivery), 13 (Governing Law and Time), 14 (Effect of Headings), 15 (Counterparts), 16 (Survival of Provisions Upon Invalidity of Any Single Provision), 17 (Waiver of Jury Trial), 18 (Titles and Subtitles) and 19 (Entire Agreement) hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the several Underwriters to purchase any Option Securities on an Option Closing Date which occurs after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date and arrangements satisfactory to the Company, the Selling Stockholders, if applicable, and the Representatives for the purchase of such Defaulted Securities are not made within 48 hours after such default, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter (except that if such default occurs with respect to Option Securities after the Closing Date, this Agreement will not terminate as to Securities or Option Securities purchased prior to such termination).

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement, the General Disclosure Packages or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Canaccord Genuity Inc., 99 High Street, 12th Floor, Boston, Massachusetts 02210, Attention of Syndicate Department (Fax No. (617) 788-1553, with a copy (which shall not constitute notice) to Mayer Brown LLP, 700 Louisiana, Suite 3400, Houston, Texas 77002, Attention of Kirk Tucker (Fax No. (713) 238-4603); notices to the Company shall be directed to it at Energy & Exploration Partners, Inc., Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, Texas 76102, Attention of General Counsel (Fax No. (817) 315-9811), with a copy (which shall not constitute notice) to Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002, Attention Charles H. Still Jr. (Fax No. (713) 437-5318); and notices to any Selling Stockholder shall be directed to counsel for the Selling Stockholders at its address set forth on Exhibit A-2 hereto.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, each Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF AND VENUE IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREBY, OR ANY OTHER MATTER CONTEMPLATED HEREBY.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 16. Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 17. Waiver of Jury Trial. The Company, each Selling Stockholder and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated thereby.

SECTION 18. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

SECTION 19. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives, the Company and the Selling Stockholders.

SECTION 20. Absence of Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company and any of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Company or any of the Selling Stockholders on other matters, and none of the Underwriters has any obligation to the Company or any of the Selling Stockholders with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arm’s-length negotiations with the Representatives;

(c) he, she or it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of its affiliates, stockholders, creditors or employees, the Selling Stockholders or any other party;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and he, she or it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f) he, she or it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g) he she or it waives, to the fullest extent permitted by law, any claims he, she or it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company, or any of the Selling Stockholders.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by doing so that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,
ENERGY & EXPLORATION PARTNERS, INC.

By:
Name:
Title:

The Selling Stockholders named in Exhibit A-2 hereto, acting severally

By:
Name:
Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

CANACCORD GENUITY INC.

By:
Name:
Title:

JOHNSON RICE & COMPANY L.L.C.

By:
Name:
Title:

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

[Signature Page to Underwriting Agreement]

EXHIBIT A-1

Name of Underwriter	Number of Initial Securities to Be Purchased
Canaccord Genuity Inc.
Canaccord Genuity Corp.
Johnson Rice & Company L.L.C.
Global Hunter Securities, LLC
Stephens Inc.
Capital One Southcoast, Inc.
Macquarie Capital (USA) Inc.
Wunderlich Securities, Inc.
Knight Capital Americas LLC
C. K. Cooper & Company, Inc.
Guggenheim Securities, LLC

Total

A-1

EXHIBIT A-2

Name of Selling Stockholder	Number of Initial Securities to Be Sold
Scott Burk
Joseph C. Daches
John C. Evans
Chad Galloway
Robert G. Karpman
Tom D. McNutt
Brian C. Nelson
David L. Patty, Jr.
Steven C. Wilson

Total

The Selling Stockholders are represented by Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002, Attention Charles H. Still Jr. (Fax No. (713) 437-5318) and have appointed B. Hunt Pettit, Brian C. Nelson and Tom D. McNutt, and each of them, as the Attorneys-in-Fact for such Selling Stockholders.

A-2

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Subsidiary
Energy & Exploration Partners, LLC
Energy & Exploration Partners Operating GP, LLC
Energy & Exploration Partners Operating, LP

B-1

EXHIBIT C-1

LIST OF CERTAIN SECURITYHOLDERS OF THE COMPANY

Oso	+ Toro Multi Strategy Fund Series Interests of the SALI Multi-Series Fund II 3(c)(1), L.P.
Oso	+ Toro Multi Strategy Fund (Tax Exempt) Segregated Portfolio of SALI Multi-Series Fund SPC, Ltd.

Scott Burk

John C. Evans

Chad Galloway

Robert Karpman

Steven C. Wilson

C-1

EXHIBIT C-2

LIST OF DIRECTORS AND OFFICERS

B. Hunt Pettit	Director, President and Chief Executive Officer
Brian C. Nelson	Executive Vice President and Chief Financial Officer
Joseph C. Daches	Executive Vice President and Chief Accounting Officer
David L. Patty, Jr.	Executive Vice President—Land and Business Development
Lawrence B. Van Ingen	Executive Vice President—Geology
Tom D. McNutt	Executive Vice President, General Counsel and Corporate Secretary
Enick E. Diffee	Director Nominee
Rocky L Duckworth	Director Nominee
David M. Fender	Director Nominee
Rosser Newton	Director Nominee
Neal A. Stanley	Director Nominee
Nicholas Steinsberger	Director Nominee

C-1-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

Energy & Exploration Partners, Inc.

Public Offering of Common Stock

Dated as of [ • ], 2012

Canaccord Genuity Inc.

Johnson Rice & Company L.L.C.

As Representative of the several Underwriters

named in Exhibit A hereto

c/o Canaccord Genuity Inc.

99 High Street, 12th Floor

Boston, MA 02110

Ladies and Gentlemen:

The undersigned understands that Canaccord Genuity Inc. and Johnson Rice & Company L.L.C., as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in such agreement (collectively, the “Underwriters”), with Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named therein with respect to the public offering by the Company and the Selling Stockholders of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as amended (the “Registration Statement”).

In consideration of the agreement by the Underwriters to continue their efforts in connection with the offering of the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and continuing to and including the date that is one hundred and eighty (180) days after the date of the final prospectus covering the offering of the Shares (the “Lock-Up Period”), the undersigned will not, directly or indirectly:

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock or preferred stock or other capital stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or preferred stock or other capital stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Lock-Up Shares”);

(2) require the Company to file with the SEC a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), to register any Lock-Up Shares; or

(3) engage in any hedging or other transaction that is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Lock-Up Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option or any swap or other arrangements that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Shares) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares, whether any transaction described in clause (1), (2) or (3) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise. Moreover, notwithstanding anything contained herein to the contrary, if

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the provisions of the immediately preceding paragraph of this Lock-Up Agreement will be delivered by the Representatives to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from and including the date of this Lock-Up Agreement through and including the 34th day following the expiration of the Lock-Up Period, the undersigned will give prior notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that such restricted period (as the same may have been extended pursuant to the second paragraph of this Lock-Up Agreement) has expired.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock or other capital stock of the Company, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares without the prior written consent of the Representatives:

(i) as a bona fide gift or gifts, or by will or intestacy;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii) to limited partners or stockholders of the undersigned;

provided that, (1) the Representatives receive on behalf of the Underwriters a signed lock-up agreement in the form of this Lock-Up Agreement for the balance of the Lock-Up Period from the transferee, (2) any such transfer will not involve a disposition for value, (3) such transfer is not publicly reportable under any law, including the 1933 Act, the Securities Exchange Act of 1934, as amended, or any of their related rules and regulations and (4) the undersigned does not otherwise voluntarily effect any public filing, report or announcement regarding such transfers. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has, and except pursuant to permitted transfers effected pursuant to the foregoing paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the Company entering stop transfer instructions with its transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.

The undersigned further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Shares or any related securities.

Except as otherwise provide herein, this Lock-Up Agreement shall terminate and be of no further force or effect upon the earlier of (i) the 35th day following expiration of the Lock-Up Period and (ii) written notice either by the Company to the Underwriters or by the Underwriters to the Company that the offering of the Shares has been terminated or suspended.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY AND SELLING STOCKHOLDER COUNSEL

[To come]

E-1

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price:	$[ ] per share
Underwriting discounts and commissions;	$[ ] per share
Shares offered:	[ • ] primary, [ • ] secondary
Over-allotment option:	[ • ] primary, [ • ] secondary

F-1

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[List or state “None”]

G-1

EXHIBIT H

ISSUER PRICING FREE WRITING PROSPECTUS

[List or state “None”]

H-1

EXHIBIT I

FORM OF PRESS RELEASE

Energy & Exploration Partners, Inc.

[Date]

Energy & Exploration Partners, Inc. (the “Company”) announced today that Canaccord Genuity Inc. and Johnson Rice & Company L.L.C., the lead book-running managing underwriters in the Company’s recent public offering of [ • ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [ • ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [ • ], [ • ] 20[ • ], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

I-1

EXHIBIT J

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[To come]

J-1